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                                      EXHIBIT 5

                              Specimen share certificate









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                                      EXHIBIT 5


                    VERIFICATION OF         DATE OF THIS
CERTIFICATE NO.    CERTIFICATE NUMBER        CERTIFICATE   NUMBER OF SHARES
---------------     ------------------       ------------   ----------------
                                                                 |
                                                                 |
---------------     ------------------       ------------   ----------------
                                                           WHOLE   FRACTIONAL



                                    CERTIFICATE OF
                               STEADMAN SECURITY TRUST
                                  A COMMON LAW TRUST

THIS IS TO CERTIFY THAT

                                                               -----------------
                                                               CUSIP 857814 10 7
                                                               -----------------

is the owner of the above-stated number of shares of beneficial interest in Steadman Security Trust, a common law trust existing pursuant to a certain indenture of trust dated February 23, 1939, as amended, by and between Associated Fund Management Corporation, a Missouri corporation, The National Bank of Washington (D.C.) as successor trustee, and the registered shareholders of Steadman Security Trust, as settlors of express revocable trusts, who become parties thereto. The interest represented hereby is transferable only on the books of the Fund by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent.

                   In witness whereof Associated Fund Management Corporation, by its authorized officers has issued and executed this certificate.

    Seal
    1939

                   ASSISTANT SECRETARY                     PRESIDENT

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                              DESIGNATION OF BENEFICIARY

    This certifies that the registered holder named in this certificate has, by appropriate application and designation, named

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whose address is
                 ---------------------------------------------------------------

as beneficiary of this certificate. If said beneficiary shall survive the registered holder of this certificate, said designation not having been revoked, upon the death of said registered shareholder, said beneficiary shall be entitled to all of the rights and interests evidenced by such certificate.

    The above designation has been registered this ____day of _________, 19 __.

                                  ASSOCIATED FUND MANAGEMENT CORPORATION

                                  By
                                      ------------------------------------------
                                                    Authorized Officer


                                 TRANSFER OF INTEREST

    FOR VALUE RECEIVED, the undersigned, the registered holder of the within certificate, does hereby transfer to

--------------------------------------------------------------------------------

whose address is
                 ---------------------------------------------------------------

all of his right, title and interest in and to Steadman Security Trust evidenced by this certificate, subject to all terms, conditions and agreements under which this certificate is issued, and requests and authorizes the transfer of the shares represented by this certificate to the transferee hereof.

    Executed this ____ day of __________, 19__.


                                           -------------------------------------


                                           -------------------------------------
                                                  Registered Holder(s)

Signature(s) Guaranteed by


------------------------------------------
(Note: The signature(s) of the registered holder(s) on the above "Transfer of Interest" must correspond with the name appearing on the face of this certificate. Such signature(s) must be guaranteed by a commercial bank or trust company or a member firm of the New York Stock Exchange. Any applicable stamp taxes shall be paid by the investor.)

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Countersigned

STEADMAN SECURITY CORPORATION
Washington, D.C.


By

              AUTHORIZED OFFICER